Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem and Ventis Pharma Announce National Sales and Marketing Agreement for Pain Management

The Company will offer Ventis Pharma’s patented local anesthetic compound, Endura-KitTM for post-operative surgical and chronic pain management

Rochester Hills, Michigan, June 14, 2022 - InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced a national sales and marketing agreement with Ventis Pharma, a world leader in advancing surgical and chronic pain management solutions. The partnership will focus on sales and marketing of Ventis Pharma’s patented Endura-Kit™ brand of Enduracaine™, a local anesthetic compound. Endura-Kit™ consists of three non-opioid drugs - tetracaine, lidocaine and epinephrine.

Healthcare providers are increasingly turning to multi-modal pain management approaches. Multi-modal pain management aims to reduce or eliminate the use of opioids by combining two or more non-narcotic medications and/or techniques to manage pain. A variety of medications can be used along with methods such as nerve blocks, spinal anesthesia or numbing agents that work together to target pain.

Ventis Pharma’s innovative, long-acting, very low-toxicity products are designed to reduce surgical pain and treat chronic pain conditions safely and effectively. These products are cost-effective and available throughout the U.S., to improve the quality of life for all patients.

Richard DiIorio, chief executive officer of InfuSystem, said, “We are pleased to partner with Ventis Pharma in providing a complimentary pain management solution. Endura-Kit™ can be used in conjunction with our InfuBLOCK or as a standalone treatment - providing healthcare professionals and patients an exceptional alternative to oral opioid painkillers. The opioid epidemic in North America is a serious health care crisis. InfuSystem and Ventis Pharma are fully committed to doing our part in helping to reduce the use of oral opioids.”

“Our mission is to provide our customers leading-edge solutions by offering multiple treatment options for delivering quality care. From an operational perspective, this agreement provides the InfuSystem sales team an exciting product that expands the solutions we offer to our customers, generates an additional revenue stream and enhances the effectiveness of each sales call. We believe Ventis Pharma will be an excellent partner leading to a mutually beneficial relationship.”

Tim Patrick, chief executive officer of Ventis Pharma, commented, “Endura-Kit™ provides anesthesiologists, surgeons and CRNA’s with a better option than the current non-opioid post-op local anesthetic products currently available in the market. We look forward to working closely with InfuSystem and are excited to provide our products and services to our mutual healthcare customers and their patients. This partnership illustrates our unwavering commitment to delivering better medicine to more people while improving the patient’s healthcare experience.”

InfuSystem’s Pain Management team and Ventis Pharma will both be participating at the American Society of Anesthesiologists ANESTHESIOLOGY® 2022 meeting October 21-25 in New Orleans, Louisiana.

About Ventis Pharma

Ventis Pharma Corporation is a biopharmaceutical company focused on developing and producing innovative pain management therapies. We create solutions to treat patients with a variety of post-operative surgical pain and chronic pain syndromes. We develop safe, effective, and suitable therapies for a wide variety of patient applications that safely serve both adults and children.

Ventis Pharma currently holds multiple patents, or have patents pending, in the U.S. and 40 other countries for our long-acting, low-toxicity local anesthetic formulation, Endura-Kit™/Enduracaine™. At Ventis Pharma, we conduct ongoing research and development activities for adjuvant agents to prolong pain relief interventions in a wide variety of patient care situations. Ventis is headquartered in Newport Beach, CA and is represented by a national sales force. Additional information about Ventis Pharma Corporation is available at www.ventispharma.com and www.endurakit.com.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, Wound Therapy and Lymphedema businesses. The second platform, Durable Medical Equipment Services (“DME

Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payer clients. The DME Services segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof (including estimated potential revenue under new or existing contracts). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives, our ability to enter into definitive agreements for the new business relationships on expected terms or at all, our ability to generate estimated potential revenue amounts under new or existing contracts, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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